                                                                     EXHIBIT 4.2


                             STOCKHOLDER AGREEMENT

          STOCKHOLDER AGREEMENT, dated as of June 2, 1998 ("Stockholder
                                                            -----------
Agreement"), by and between ARCO Chemical Company, a Delaware corporation (the
---------
"Company"), and Atlantic Richfield Company, a Delaware corporation (the
--------
"Stockholder").
------------

          WHEREAS, contemporaneously with the execution hereof, the Stockholder and the Company are entering into a Stock Repurchase Agreement, dated as of the date hereof (the "Stock Repurchase Agreement"), which contemplates that the
                  --------------------------
Stockholder will offer to the public in an underwritten public offering (the "Public Offering") a portion of the Common Stock owned by the Stockholder and
----------------
that the Company will repurchase from the Stockholder a portion of the Common Stock owned by the Stockholder (the "Stock Repurchase" and, together with the
                                     ----------------
Public Offering, the "Transaction");
                      -----------

          WHEREAS, upon consummation of the Transaction, the Stockholder will own 50.0% of the issued and outstanding shares of Common Stock; and

          WHEREAS, the Company and the Stockholder desire to establish in this Stockholder Agreement certain terms and conditions concerning the Stockholder's relationship with the Company.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Company and the Stockholder hereby agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND EFFECTIVENESS

          Section 1.1.  Definitions.
                        -----------

          For purposes of this Stockholder Agreement, each of the following underlined terms shall have the meaning specified with respect to such term:

          "Affiliate", with respect to any specified Person, shall mean any
           ---------
other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. For purposes of this Stockholder Agreement, the term "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, however, that neither the Company nor the Stockholder
            --------  -------
shall be deemed to be an Affiliate of the other.

          "Associate" shall have the meaning set forth in Rule 12b-2 under the
           ---------
Exchange Act as in effect on the date of this Agreement.

          "Board of Directors" shall mean the board of directors of the Company.
           ------------------

          "By-Laws" shall mean the by-laws of the Company, as amended from time
           -------
to time.

          "Certificate of Incorporation" shall mean the Amended and Restated
           ----------------------------
Certificate of Incorporation of the Company, as amended from time to time.

          "Change of Control Provision" shall have the meaning set forth in
           ---------------------------
Section 4.3 hereof.

          "Charter Amendment" shall have the meaning set forth in Section 4.2
           -----------------
hereof.

          "Class A Preferred Stock" and "Class B Preferred Stock" shall have the
           -----------------------       -----------------------
meaning set forth in the Charter Amendment.

          "Closing" shall mean the initial closing of the Public Offering.
           -------

          "Common Stock" shall mean (i) the voting common stock, par value $1
           ------------
per share, of the Company, (ii) any stock or other securities into which or for which such common stock may hereafter be changed, converted or exchanged, and
(iii) any other securities issued to holders of such common stock (or such securities into which or for which such common stock is so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction(s) or event(s).

          "Company" shall have the meaning set forth in the first paragraph of
           -------
this Stockholder Agreement, and shall include its successors.

          "DGCL" shall have the meaning set forth in Section 4.2 hereof.
           ----

          "Employee Benefit Plans" shall mean all employee benefit plans
           ----------------------
(including plans that provide benefits for directors) of the Company or any of its subsidiaries and shall include any such plan that provides for the grant or issuance of any Common Stock or Stock Obligation.

          "Employee Benefit Stock Issuance" shall mean any issuance, sale or
           -------------------------------
delivery of shares of Common Stock (whether unissued or treasury shares) or any Stock Obligations by (i) the Company or any of its subsidiaries in connection with any Employee Benefit Plan (but not including any issuances, sales or deliveries of Common Stock by the Company or any of its subsidiaries to an Employee Benefit Trust) or (ii) any Employee Benefit Trust, provided that an issuance, sale or delivery of a Stock Obligation shall not be deemed to be an Employee Benefit Stock Issuance until and to the extent the Common Stock covered thereby becomes outstanding.. Any reference in this Agreement to the number of Employee Benefit Stock Issuances shall refer to the number of shares of Common Stock covered thereby.

          "Employee Benefit Trust" shall mean any trust or other entity that
           ----------------------
holds shares of Common Stock for the purpose of funding Employee Benefit Plan obligations or otherwise providing benefits to employees of the Company or any of its subsidiaries.

          "Equity Transaction" shall have the meaning set forth in Section
           ------------------
3.1(a) hereof.

          "Exchange Act" shall have the meaning set forth in Section 2.1(b)
           ------------
hereof.

          "Independent Director" shall mean any of (i) any individual
           --------------------
independent of and otherwise unaffiliated with the Company or the Stockholder, and who shall not be an officer or an employee, consultant or advisor (financial, legal or other) of the Company or the Stockholder, or any Affiliate thereof, or any individual who shall have served in any such capacity, or who is, or has been, an officer or employee of any such consultant or advisor or
(ii) each of Walter F. Beran, James D. Middleton and Frank Savage.

          "Issuer Tender Offer" shall have the meaning set forth in Rule 13e-4
           -------------------
under the Exchange Act.

          "Non-Voting Common Stock" shall have the meaning set forth in the
           -----------------------
Charter Amendment.

          A Person shall be deemed to "own" or be the "owner" of or have
                                       ---             -----
"ownership" of all shares of Common Stock which such Person and any of such
-----------
Person's Affiliates beneficially own within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule).

          "Person" shall mean any individual, corporation, partnership, limited
           ------
liability company, unincorporated association or any other entity.

          "Public Offering" shall have the meaning set forth in the recitals of
           ---------------
this Stockholder Agreement.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement, dated as of the date hereof, between the Stockholder and the Company.

          "Rights Plan" shall have the meaning set forth in Section 4.1 hereof.
           -----------

          "Right Termination Time" shall mean such time as the Stockholder is
           ----------------------
the owner of less than 20% of the then outstanding shares of Common Stock.

          "Stockholder" shall have the meaning set forth in the first paragraph
           -----------
of this Stockholder Agreement, and shall include its successors and permitted assigns.

          "Stockholder Agreement" shall have the meaning set forth in the first
           ---------------------
paragraph of this agreement, as this agreement may from time to time be modified, amended or supplemented in writing.

          "Stockholder Director" shall mean any individual designated by the
           --------------------
Stockholder to be nominated for election to the Board of Directors of the Company in accordance with Section 2.1 of this Stockholder Agreement who is thereafter elected to the Board of Directors.

          "Stockholder Nominees" shall have the meaning set forth in Section 2.1
           --------------------
hereof.

          "Stock Obligations" shall mean options, warrants, convertible
           -----------------
securities (including the Non-Voting Common Stock) or other rights, agreements, commitments or undertakings of any kind obligating the Company to issue or deliver any shares of Common Stock (whether unissued or treasury).

          "Stock Repurchase" shall have the meaning set forth in the recitals to
           ----------------
this Stockholder Agreement.

          "Stock Repurchase Agreement" shall have the meaning set forth in the
           --------------------------
recitals of this Stockholder Agreement.

          "then outstanding shares of Common Stock" shall mean all shares of
           ---------------------------------------
Common Stock outstanding at the time as of which the determination is made, without regard to any shares of Common Stock held in the treasury of the Company or any shares of Common Stock issuable pursuant to any Stock Obligations.

          "Transferee" shall mean any Person to which the Stockholder and\or its
           ----------
Affiliates shall transfer ownership of 20% or more of the outstanding shares of Common Stock prior to the Right Termination Time.

          Section 1.2.  Effectiveness.  Except for this Section 1.2 and Sections
                        -------------
4.1 and 4.2, this Stockholder Agreement shall become effective as of the Closing.

                                   ARTICLE II

                               BOARD OF DIRECTORS

          Section 2.1  Stockholder Nominees.  Until the Right Termination Time:
                       --------------------

          (a) The Stockholder shall have the right to designate two individuals (the "Stockholder Nominees") whom the Company shall cause to be nominated for
      --------------------
election to the Board of Directors (x) at each annual meeting of stockholders of the Company (or any special meeting of stockholders, convened for the purpose (which need not be the sole purpose) of electing directors), except to the extent that there are then two Stockholder Directors and/or officers or employees of the Stockholder on the Board of Directors whose seats on such Board are not the subject of such election or (y) in connection with any solicitation of written consents by the Company undertaken for the purpose (which need not be the sole purpose) of electing directors, except to the extent that there are then two Stockholder Directors and/or officers or employees of the Stockholder then on the Board of Directors whose seats on such Board are not the subject of such consent solicitation. The Company shall solicit proxies (or, if applicable, written consents) for, and otherwise use its reasonable efforts to secure, the election of the Stockholder Nominees. Nothing herein shall be construed as limiting the Company from nominating more than two individuals who are officers or employees of the Stockholder for election to the Board of Directors (it being understood that such additional directors would not be Stockholder Directors hereunder).

          (b) Within 20 days of the receipt by the Stockholder of written notice of any stockholder meeting or solicitation of written consents relating to the election of directors, the Stockholder shall deliver to the Company a written notice setting forth (i) the names of the Stockholder Nominees, (ii) such other information regarding the Stockholder Nominees as would be required to be included in the Company's proxy statement under the Securities Exchange Act of 1934, as from time to time amended (the "Exchange Act"), and (iii) the consents
                                         ------------
of the Stockholder Nominees to serve as directors of the Company if so elected.

          (c) If, prior to his or her election to the Board of Directors, any Stockholder Nominee shall become unable to serve as a director of the Company, the Stockholder shall be entitled to designate a replacement, who shall then be a Stockholder Nominee for purposes of Section 2.1(a).

          (d) The Company shall use its reasonable efforts (including, without limitation, proposing such individual for nomination to the Board of Directors) to ensure that the Stockholder shall have the exclusive right to designate for election an individual to fill any vacancy created by the removal (with or without cause) or death of or resignation by a Stockholder Director, except to the extent that there are then two or more individuals on the Board of Directors who are either a Stockholder Director or an officer or employee of the Stockholder.

          Section 2.2.  Independent Directors.  Until the Right Termination
                        ---------------------
Time, the Company shall cause a majority of the individuals whom the Company nominates for election to the Board of Directors at any meeting of stockholders who are not officers or employees of the Stockholder or Stockholder Nominees to be Independent Directors. Commencing on January 1, 1999 and at all times thereafter prior to the Right Termination Time, the Company shall use its reasonable efforts to cause a majority of the directors constituting the Board of Directors who are not officers or employees of the Stockholder or Stockholder Directors to be Independent Directors, including, if necessary, filling any vacancy created by the removal (with or without cause) or death of or resignation by an Independent Director with a new Independent Director.

          Section 2.3.  By-Laws.  The Company has approved an amendment of the
                        -------
By-Laws, effective as of the Closing, to delete paragraph 8 in its entirety and replace it with the following provision, and shall cause the By-Laws to be so amended:

               "8.  Qualifications.  The persons eligible to be nominated for
                    --------------
     election, to be elected and to serve as a director shall be determined pursuant to the following qualifications:

               (a) No person who has reached 72 years of age prior to January 1 of any year shall be elected or re-elected as director in any year.

               (b) Until such time as Atlantic Richfield Company is the beneficial owner of less than 20% of the outstanding shares of common stock of the Company, two directors shall be designees of Atlantic Richfield Company provided that the Company may nominate additional officers or employees of Atlantic Richfield Company for election as directors if it determines to do so.

               (c) Until such time as Atlantic Richfield Company is the beneficial owner of less than 20% of the outstanding shares of common stock of the Company, a majority of the directors other than officers or employees of Atlantic Richfield Company or persons designated by Atlantic Richfield Company pursuant to paragraph (b) of this Section 8 shall be individuals independent of and otherwise unaffiliated with the Company or Atlantic Richfield Company, and who shall not be an officer or an employee, consultant or advisor (financial, legal or otherwise) of the Company or Atlantic Richfield Company, or any affiliate thereof, or (other than with respect to individuals who are directors on June 2, 1998) any individual who shall have served in any such capacity, or who is, or has been, an officer or employee of any such consultant or advisor."

          Section 2.4.  Rights of Stockholder Unimpaired.  Nothing contained in
                        --------------------------------
this Article II shall in any way limit the rights of the Stockholder to nominate individuals for election to the Board of Directors or to vote (or cause the vote of) shares of Common Stock owned by the Stockholder for the election of individuals to the Board of Directors or to take any other lawful action with respect to the election of directors of the Company, in any such case as the Stockholder may determine in its sole discretion.

                                  ARTICLE III

                          CERTAIN AGREEMENTS REGARDING

                                THE COMMON STOCK

          Section 3.1.  Issuances of Common Stock.  (a) Until such time as the
                        -------------------------
Stockholder is the owner of less than 30% of the then outstanding shares of Common Stock, without the prior written approval of the Stockholder or the approval by a majority of the votes cast at an annual or special meeting of stockholders of the Company, neither the Company nor any of its subsidiaries shall issue, sell or deliver any shares of Common Stock (whether unissued or treasury shares) or issue, sell, deliver, enter into, or otherwise become obligated under, any Stock Obligation, including issuances, sales or deliveries of Common Stock or Stock Obligations to an Employee Benefit Trust, (any of the foregoing, an "Equity Transaction"); provided, however, that the provisions of
               ------------------    --------  -------
this Section 3.1(a) shall not apply to (i) the adoption of the Rights Plan pursuant to Section 4.1 and the issuance of rights thereunder or (ii) an Equity Transaction pursuant to an Employee Benefit Plan that has been approved by the stockholders of the Company, it being understood that this clause (ii) shall not include any issuances, sales or deliveries by the Company of Common Stock or Stock Obligations to an Employee Benefit Trust.

          (b) In order to ensure that the Stockholder's ownership of then outstanding shares of Common Stock during the period beginning on the date of the Closing and ending on the first anniversary of the Adjustment Closing Date (as defined in the Stock Repurchase Agreement) (the "First Year") shall not at
                                                     ----------
any time be less than exactly half of the then outstanding shares of Common Stock, with respect to each Employee Benefit Stock Issuance during the First Year, the Company shall purchase a number of then outstanding shares of Common Stock equal to the number of such Employee Benefit Stock Issuances. Such purchases shall be made by the Company on the open market or in privately negotiated transactions on the same day as the shares of Common Stock covered by such Employee Benefit Stock Issuance become outstanding (or, if for reasons not within the control of the Company it is not possible to purchase such shares on such day, such shares shall be purchased on first trading day following such day on which it is possible to purchase such shares). During the First Year, neither the Company nor any of its subsidiaries shall issue, sell or deliver any shares of Common Stock to an Employee Benefit Trust. The Company shall report to the Stockholder quarterly detailing its compliance with this
Section 3.1(b).

          (c) Commencing at the end of the First Year and continuing until such time as the Stockholder owns less than 30% of the then outstanding shares of Common Stock, (i) with respect to each of the first three twelve month periods immediately following the end of the First Year (each such period a "Twelve Month Period"), if there are aggregate Employee Benefit Stock Issuances during such Twelve Month Period that are in excess of 1,000,000 shares (such excess being referred to as "Twelve Month Excess Shares"), the Company shall during such Twelve Month Period purchase from time to time (and, in any event, by the end of such Twelve Month Period), on the open market or in privately negotiated transactions, a number of outstanding shares of Common Stock equal to the number of such Twelve Month Excess Shares, and (ii) with respect to the first 48 month period immediately following the end of the First Year (the "Forty-Eight Month Period"), if there are aggregate Employee Benefit Stock Issuances during such Forty-Eight Month Period that are in excess of 3,000,000 shares (such excess being referred to as "Forty-Eight Month Excess Shares"), the Company shall during such Forty-Eight Month Period purchase from time to time (and, in any event, by the end of each Twelve Month Period in which such Forty-Eight Month Excess Shares occur), on the open market or in privately negotiated transactions, a number of outstanding shares of Common Stock equal to the number of such Forty-Eight Month Excess Shares less the number of Forty-Eight Month Excess Shares previously purchased pursuant to this sentence.

          Section 3.2.  Acquisitions of Common Stock.  (a)  Neither the Company
                        ----------------------------
nor any of its subsidiaries shall purchase or otherwise acquire any outstanding shares of Common Stock in any transaction or series of transactions (other than purchases contemplated by Section 3.1(b)) unless (i) the Company has reasonably determined, based on public filings by the Stockholder and any written advice received from the Stockholder regarding its ownership of Common Stock, that such transaction or series of transactions could not result in the Stockholder becoming the owner of 45% or more of the outstanding shares of Common Stock, or
(ii) at least 10 days prior to any such transaction or the commencement of such series of transactions, the Company shall have delivered to the Stockholder a notice setting forth the anticipated acquisition price per share of Common Stock (if such acquisition is anticipated to be made other than on the New York Stock Exchange (or other securities exchange on which the Common Stock then trades)), the number of shares of Common Stock intended to be acquired by the Company, the number of shares of Common Stock then outstanding, and any other material terms and conditions of the proposed acquisition. If upon receipt of such notice the Stockholder determines, in its sole discretion, that the Company's proposed transaction or series of transactions might result in the Stockholder owning in the aggregate more than exactly half of the Company's then outstanding shares of Common Stock and could compel the Stockholder to report the Company on a consolidated basis in its consolidated financial statements in accordance with generally accepted accounting principles, the Stockholder shall give written notice of such determination to the Company within 5 days after receipt of the Company's notice of the proposed transaction or, series of transactions. In such event: (1) with respect to open market purchases, (i) the Company shall notify the Stockholder of each such purchase on the day it is made and of any other changes in the number of then outstanding shares of Common Stock, (ii) the Stockholder shall have two business days to notify the Company that it elects to require the Company to purchase from the Stockholder for cash such number of shares as, in the reasonable judgment of the Stockholder, will prevent the Stockholder from owning more than exactly half of the outstanding shares of Common Stock, (iii) the price per share for such purchase shall be the average of the high and low trading prices of the Common Stock on the New York Stock Exchange (or, if not traded on the New York Stock Exchange, on the principal national securities exchange or quotation system on which the Common Stock is traded) on the date of such notification, and (iv) the acquisition of such number of shares from the Stockholder shall occur on the settlement date for the shares purchased by the Company in the open market; and (2) with respect to privately negotiated purchases, (i) the Company shall notify the Stockholder of the proposed purchase and any changes in the number of then outstanding shares of Common Stock at least three business days prior to such purchase, (ii) the Stockholder shall have two business days to notify the Company that it elects to require the Company to purchase from the Stockholder for cash such number of shares as, in the reasonable judgment of the Stockholder, will prevent the Stockholder from owning more than exactly half of the outstanding shares of Common Stock, and (iii) such purchase from the Stockholder shall be on the same day, and at the same price (or value) per share, as the privately negotiated purchase. This Section 3.2(a) shall not apply to an Issuer Tender Offer.

          (b) If the Company intends to commence an Issuer Tender Offer, it shall so notify the Stockholder not less than 10 days in advance of such proposed Issuer Tender Offer and the proposed terms thereof, and the Company shall not commence any Issuer Tender Offer unless the Company and the Stockholder have agreed on procedures, reasonably satisfactory to the Stockholder, that will prevent the Stockholder from owning more than exactly half of the outstanding shares of Common Stock as a result of such Issuer Tender Offer.

          (c) If the Stockholder gives written notice to the Company that it intends to purchase an estimated number of shares of Common Stock, (i) for a six-month period commencing on the earlier of (x) the date the Stockholder gives notice to the Company that it has completed such purchases of Common Stock and
(y) the 45th day after the date of such notice to the Company, the Company shall not repurchase any shares of Common Stock if such repurchase would cause the Stockholder's percentage ownership (after giving effect to the estimated purchases by the Stockholder set forth in such notice) of then outstanding shares of Common Stock to be greater than half and (ii) the Stockholder shall give written notice to the Company after it completes the repurchases referred to in its initial notice with respect to such purchases.

          Section 3.3.  Diminution of Rights.  Until such time as neither the
                        --------------------
Stockholder nor any Transferee is the owner of 20% or more of the then outstanding shares of Common Stock, the Company shall not, without (x) the prior written approval of the Stockholder, if the Stockholder owns 20% or more of the then outstanding shares of Common Stock, and any Transferee that owns 20% or more of the then outstanding shares of Common Stock or (y) the approval by a majority of the votes cast at an annual or special meeting of stockholders of the Company (together, with any other approval required by law, the Certificate of Incorporation or the By-Laws):

          (a) engage in any recapitalization or other change in the capital structure of the Company that would reduce the Stockholder's or any such Transferee's percentage ownership of the then outstanding shares of Common Stock or the Stockholder's or any such Transferee's percentage of voting power in the election of directors to the Board of Directors; or

          (b) amend the By-Laws in any manner which diminishes the rights of any holder or holders of Common Stock, including, without limitation, any amendment that would (i) limit or regulate the right of holders of Common Stock to nominate directors or propose new business at a meeting of stockholders, to call special meetings of stockholders, to act by written consent (including any provision permitting the Board of Directors to fix a record date for any actions by written consent initiated by a stockholder) or to remove directors, (ii) increase the vote or quorum required for any stockholder action, or (iii) restrict or adversely affect in any material way the ability to buy, sell, transfer or hold shares of Common Stock.

          Section 3.4  Employer Benefit Trust Mirror Voting.  If the Company
                       ------------------------------------
determines to establish an Employee Benefit Trust, the Company shall take such action as necessary (including making appropriate provision in the trust agreement of the Employee Benefit Trust) to cause any shares of voting Common Stock held by the Employee Benefit Trust to have "mirror voting/tender" obligations that require such shares to be voted (including not voting or abstaining) and tendered with respect to any matter in the same proportion as all other shares of Common Stock are voted (including not voting or abstaining) or tendered with respect to such matter.

                                   ARTICLE IV

                            CERTAIN CORPORATE ACTION

          Section 4.1.  Rights Plan.  (a)  The Company represents and warrants
                        -----------
that the Board of Directors has approved the adoption, effective as of the Closing, of a Rights Agreement between the Company and a Rights Agent to be designated, in the form of Exhibit A hereto (the "Rights Plan"). The Company agrees to cause the distribution to holders of Common Stock of rights pursuant to the Rights Plan as promptly as practicable after the Closing and, between the date hereof and the Closing, the Company and the Board of Directors shall take no action that would conflict with the implementation of the Rights Plan as aforesaid. Until such time as neither the Stockholder nor any Transferee is the owner of 20% or more of the then outstanding shares of Common Stock, (x) the Rights Plan may not be replaced or amended or modified in any material respect and (y) the Company may not adopt any other such rights plan, in each case without the prior written approval of the Stockholder, if the Stockholder owns 20% or more of the then outstanding shares of Common Stock, and any Transferee that owns 20% or more of the then outstanding shares of Common Stock; provided,
                                                                      --------
however, that, without the approval of the Stockholder or any Transferee, the
-------
Company may amend the Rights Plan to (i) extend the expiration date, (ii) change the exercise price as necessary to establish a relationship between the exercise price and the market price of the Common Stock comparable to such relationship as in effect on the date of adoption of the Rights Plan or (iii) cure any ambiguity or correct or supplement any provision of the Rights Plan which is defective or inconsistent with any other provisions of the Rights Plan provided, that, in any such case, such amendment would not have a material adverse effect
(x) on the rights of the Stockholder or any Transferee (and their respective Affiliates and Associates) or (y) on the ability of the Stockholder or any Transferee (and their respective Affiliates and Associates) to purchase Common Stock or on their ability to consummate any merger, consolidation or purchase of assets involving the Company; provided, further, however, that, notwithstanding
                              --------  -------  -------
the foregoing provisions of this Section 4.1(a), no change may be made in the definitions of "Qualifying Offer" and "ARCO Transferee" contained in the Rights Plan or in any provisions thereof relating to Qualifying Offers.

          (b) The Stockholder shall not take any action to cause (i) any amendment or modification of the Rights Plan that would have a material adverse effect on the protections afforded by the Rights Plan to the stockholders of the Company other than the Stockholder or (ii) a redemption of the rights issued under the Rights Plan to facilitate any merger or consolidation with or into, any sale of a material amount of the Company's assets to, or any offer of or other transaction with (x) a Transferee unless and until such Transferee shall have purchased shares of Common Stock pursuant to a Qualifying Offer (as defined in the Rights Plan) or (y) any other Person unless and until such merger, consolidation, sale, offer or other transaction shall have been approved by a majority of the Independent Directors.

          (c) At the Closing, the Board of Directors shall approve and adopt the resolutions attached hereto as Exhibit B setting forth the designations, preferences and rights of the Series A Junior Participating Preferred Stock.

          Section 4.2.  Amendment to Certificate of Incorporation.  (a)  The
                        -----------------------------------------
Company represents and warrants that the Board of Directors has adopted resolutions (i) approving an amendment to the Certificate of Incorporation in the form set forth in Exhibit C hereto (the "Charter Amendment") and declaring its advisability, (ii) directing that consents be solicited from the stockholders of the Company to approve the Charter Amendment as promptly as practicable, (iii) directing that solicitation materials be filed with the Securities and Exchange Commission as promptly as practicable after the execution and delivery of this Stockholder Agreement and (iv) directing the officers of the Company to file the Charter Amendment in accordance with Section 103 of the General Corporation Law of the State of Delaware (the "DGCL") immediately prior to the Closing. The Company agrees to take the actions contemplated by clauses (ii) - (iv) of the preceding sentence.

          (b) The Stockholder agrees to execute a written consent (or to cause the execution of a written consent) with respect to the shares of Common Stock owned by it in favor of the adoption of the Charter Amendment.

          Section 4.3.  Change of Control Provisions.  Until such time as the
                        ----------------------------
Stockholder owns less than 30% of the then outstanding shares of Common Stock, without the express written consent of the Stockholder, neither the Company nor any subsidiary of the Company shall enter into or otherwise permit itself or any of its properties to become bound by or subject to any material agreement, instrument or other commitment (including, but not limited to joint venture or partnership agreements, contracts with customers, suppliers or labor unions, loan, indemnity or guaranty agreements, indentures, notes, leases or licenses, mortgages and security agreements) (i) containing a Change of Control Provision other than (x) an employment or employee severance agreement or plan or (y) an indenture, loan guaranty, lease or note agreement or other agreement relating to the incurrence or assumption of indebtedness (a "Debt Agreement") that contains
                                                 --------------
a Change of Control Provision that is consistent in all material respects with the form of Change of Control Provision that then prevailing market practice would require be included in a Debt Agreement for a substantially comparable borrower covering indebtedness substantially similar to that being incurred by the Company pursuant to such Debt Agreement or (ii) granting to any party thereto or holder thereof any right to vote for the election of directors of the Company, except for voting rights of the Class A Preferred Stock and (to the extent required by the rules of any United States national securities exchange on which such shares may be admitted for listing or trading) the Class B Preferred Stock. The Company agrees that all material agreements, instruments or other commitments that would contain a Change of Control Provision (whether or not approved by or requiring the approval of the Stockholder and without regard to the exception in the definition of Change of Control Provision) shall be submitted to the Board of Directors for approval and shall have been approved by the Board of Directors prior to the Company entering into any such agreement. As used herein, a "Change of Control Provision" shall mean any provision which
                   ---------------------------
would give rise to any actual or potential (A) event of default under a Debt Agreement or (B) restriction on, requirement of (including, without limitation, any requirement relating to any put right of security holders), or other adverse effect on the Company or any of its subsidiaries as the result of the happening of a "change of control" of the Company however defined, but including without limitation any provision relating to (i) ownership by any Person of more or less than a specified percentage of outstanding Common Stock, (ii) a change in the Board of Directors not approved by the previously incumbent directors or (iii) a merger, sale of all or substantially all the Company's assets or other business combinations involving the Company or any of its subsidiaries, except that Change of Control Provision shall not include a provision as to which the Stockholder notifies the Company in writing before the Company enters into any agreement, instrument or other commitment containing such provision that, in the reasonable judgment of the Stockholder, such provision would not have a material adverse effect on the Stockholder's ability to sell the shares of Common Stock then owned by the Stockholder.

                                   ARTICLE V

                            CERTAIN OTHER AGREEMENTS

          Section 5.1.  Name and Logo.  The Stockholder will have the right,
                        -------------
exercisable in its sole discretion, to require the Company and its subsidiaries to cease using the name "ARCO" and the Stockholder's spark design. Within six months after receipt of written notice of the exercise of such right by the Stockholder, the Company and its subsidiaries shall no longer use such name or design and shall cause such name or design to be removed from any existing packaging materials, signs, product literature and stationery.

          Section 5.2.  No Conflict.  The Company shall use reasonable efforts
                        -----------
to ensure that the Certificate of Incorporation and By-Laws do not and will not at any time conflict with the provisions of this Stockholder Agreement as then in effect. In the event any such conflict should nevertheless exist, the provisions of this Stockholder Agreement shall control to the extent permitted by applicable law.

          Section 5.3.  Access to Information.  The Company shall from time to
                        ---------------------
time furnish to the Stockholder information known or reasonably available to the Company which is requested by the Stockholder for purposes of exercising its rights under this Stockholder Agreement.

                                   ARTICLE VI

                                 MISCELLANEOUS

          Section 6.1.  Notices.  All notices, requests, consents, demands,
                        -------
waivers, instructions and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by overnight mail, or sent by telecopier, as follows;

          (a)  if to the Stockholder, at:

          Atlantic Richfield Company
          515 South Flower Street
          Los Angeles, CA 90071
          Attention:  Mr. Terry G. Dallas,
                       Senior Vice President and Treasurer
          Facsimile:  (213) 486-3006

          (b)  if to the Company, at:

          ARCO Chemical Company
          3801 West Chester Pike
          Newton Square, PA 19073
          Attention:  Robert J. Millstone, Esq.,
                       Vice President and General Counsel
          Facsimile:  (610) 359-3344

or to such other Person or address as any party may specify by notice in writing to the other party. All notices and other communications given to a party in accordance with the provisions of this Stockholder Agreement shall be deemed to have been given on the date of actual receipt. Notwithstanding the preceding sentence, notice of change of address shall be effective only upon actual receipt thereof.

          Section 6.2.  Amendments.  Any provision of this Stockholder Agreement
                        ----------
may be amended or modified in whole or in part at any time by an agreement in writing between the Company and the Stockholder, executed in the same manner as this Stockholder Agreement. No consent, waiver or similar act shall be effective unless in writing.

          Section 6.3.  Assignment.  This Stockholder Agreement shall be binding
                        ----------
upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Neither party may assign this Stockholder Agreement or any of its rights or obligations hereunder, except that the Stockholder may assign its rights under Sections 3.3, 4.1 and (to the extent applicable to Sections 3.3 and 4.1 hereof) Section 6.8 hereof to any Transferee.

          Section 6.4.  Governing Law.  This Stockholder Agreement shall be
                        -------------
construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws of the State of Delaware or any other jurisdiction that, in either case, would call for the application of the substantive laws of any jurisdiction other than Delaware.

          Section 6.5.  Counterparts.  This Stockholder Agreement may be signed
                        ------------
in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Stockholder Agreement shall become effective when each party hereto shall have received counterparts thereof signed by the other party hereto.

          Section 6.6.  Specific Performance.  The Company and the Stockholder
                        --------------------
each acknowledges and agrees that the parties' respective remedies at law for a breach or threatened breach of any of the provisions of this Stockholder Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by the Company or the Stockholder of the provisions of this Stockholder Agreement, in addition to any remedies at law, each of the Stockholder and the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance by the other party, a temporary restraining order, a temporary or permanent in injunction or any other equitable remedy which may then be available.

          Section 6.7.  Severability.  If any term, provision, covenant or
                        ------------
restriction of this Stockholder Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Stockholder Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that the parties hereto shall negotiate in good faith to attempt to place the parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

          Section 6.8.  Stockholder Discretion.  The Company agrees and
                        ----------------------
acknowledges that any consent of the Stockholder contemplated by any provision of this Stockholder Agreement (including, without limitation, Sections 3.1(a), 3.3, 4.1 and 4.3) would be sought solely in the Stockholder's capacity as a stockholder of the Company and that the Stockholder has the right to give or withhold such consent for any reason in its sole discretion, including, without limitation, its desire to retain the level of its ownership percentage of the then outstanding shares of Common Stock and/or to preserve the marketability of the shares of Common Stock owned by it.

          IN WITNESS WHEREOF, the parties have caused this Stockholder Agreement to be executed as of the date first referred to above.

                              ARCO CHEMICAL COMPANY

                              By: ___________________________________
                                  Name:
                                  Title:

                              ATLANTIC RICHFIELD COMPANY

                              By: ___________________________________
                                  Name:
                                  Title: